UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Executive Short-Term Cash Bonus Plan Metrics

On April 13, 2005, the Compensation Committee of the Board of Directors of Apogee Enterprises, Inc. (the “Company”) determined that the following performance metrics will be used for determining annual incentives under the Apogee Enterprises, Inc. Executive Short-Term Cash Bonus Plan for fiscal 2006: (1) revenue and earnings per share at the corporate level, (2) revenue and earnings before taxes at the segment level, and (3) revenue and earnings before taxes at the business unit level. For each of the performance metrics there is a threshold, target and maximum performance level, which will be initially determined by management, recommended to the Compensation Committee for its consideration and approved (as modified, in its discretion) by the Compensation Committee. If the threshold performance level is achieved, 50% of the target award will be paid to the executive, and if the maximum performance level is achieved, 150% of the target award will be paid to the executive. For all performance levels between these levels, awards will be linearly interpolated. The Compensation Committee of the Board of Directors selects executive officers and other senior executives from the Company and its subsidiaries to participate in this plan.

Bonus Award Agreement with Russell Huffer

On April 13, 2005, the Company entered into a Bonus Award Agreement with Mr. Russell Huffer, the Company’s Chairman, President and Chief Executive Officer, which sets forth the terms and conditions pursuant to which Mr. Huffer may receive an annual bonus award under the Apogee Enterprises, Inc. Executive Management Incentive Plan. The agreement provides that Mr. Huffer’s right to receive an annual bonus award, payable in either cash or stock, will be determined based on the attainment of certain pre-set goals for fiscal 2006 relating to earnings per share and return on invested capital. In the event Mr. Huffer’s employment is terminated during a Performance Period (as defined in the agreement) for any reason other than Disability (as defined in the agreement), Retirement (as defined in the agreement) or death, the agreement provides that Mr. Huffer will forfeit any and all rights under the agreement relating to such Performance Period and any other award granted under the agreement with respect to which any other Performance Period has not yet commenced. In accordance with the agreement, if Mr. Huffer’s employment with the Company is terminated during the Performance Period as a result of Disability, Retirement or death, Mr. Huffer, or Mr. Huffer’s estate, as applicable, will receive a pro-rata cash payment after the end of the Performance Period to the extent that the threshold, target or maximum performance level of the performance goals is achieved. The Bonus Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Appreciation Rights (SARs) and Performance Share Grants

On April 13, 2005, the Company awarded stock appreciation rights and performance shares to its executive officers. Information regarding the terms of the awards is set forth below.

SAR Grants

The Company awarded stock-settled SARs to the following executive officers in the amounts indicated:

Name	Position	Number of SARs Awarded	Grant Price ($/Share)
Russell Huffer	Chairman, President and Chief Executive Officer	71,186	$14.10
Michael B. Clauer	Executive Vice President	27,351	$14.10
William F. Marchido	Chief Financial Officer	19,754	$14.10
Patricia A. Beithon	General Counsel and Corporate Secretary	17,411	$14.10
James S. Porter	Vice President of Strategy and Planning	5,101	$14.10
Gary R. Johnson	Vice President and Treasurer	3,996	$14.10

Such SAR awards were made pursuant to the shareholder approved Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan (the “2002 Stock Plan”), a copy of which is on file with the Securities and Exchange Commission as

Exhibit A to the Company’s Proxy Statement for the 2002 Annual Meeting of Shareholders. The form of Stock Appreciation Rights Agreement used in connection with SAR awards to employees under the 2002 Stock Plan, including the awards to the executives listed above, is attached hereto as Exhibit 10.2 and is incorporated herein by reference (the “Form of Stock Appreciation Rights Agreement”).

The SARs vest evenly over a three-year period and have a ten-year term. The SARs become immediately exercisable in full upon the occurrence of a Change in Control (as defined in the agreement). The SARs may not be transferred by the executive except by will or the laws of descent and distribution, and the SARs may only be exercised during the executive’s lifetime. The SAR shall terminate and may no longer be exercised if the executive ceases to be employed by the Company, except that:

•	If the executive’s employment is terminated for any reason, voluntary or involuntary, other than for Cause (as defined in the agreement) or due to the executive’s Early Retirement (as defined in the agreement), Retirement (as defined in the agreement), death or Disability (as defined in the agreement), the executive may at any time within a period of three months after such termination exercise the SAR to the extent the SAR was exercisable by the executive on the date of the termination of executive’s employment.

•	If executive’s employment is terminated for Cause, the SAR shall be terminated as of the date of the act giving rise to such termination.

•	In the event executive ceases to be employed by the Company by reason of Early Retirement or Retirement and shall not have fully exercised the SAR, the vesting of the SAR shall continue, and the vested portion of the SAR shall continue to be exercisable by executive, for the remaining term of the SAR; provided, that executive shall have entered into a noncompetition and nonsolicitation agreement prior to the date of Early Retirement or Retirement. Any failure by executive to observe the terms of the noncompetition and nonsolicitation agreement shall result in the immediate forfeiture of the unexercised portion of the SAR, whether or not it is then vested.

•	In the event executive shall die while the SAR is still exercisable according to its terms or if employment is terminated because of a Disability while in the employ of the Company and executive shall not have fully exercised the SAR, such SAR shall become immediately exercisable in full and may be exercised at any time within 12 months after executive’s death or date of termination of employment for Disability by executive, personal representatives or administrators or guardians of executive, as applicable, or by any person or persons to whom the SAR is transferred by will or the applicable laws of descent and distribution.

Upon exercise of an SAR, the executive will receive the number of shares of the Company’s common stock that has a total value which is equivalent to the difference between the grant price of the SAR and the fair market value of the Company’s common stock on the date of exercise. If, at any time prior to the full exercise of a SAR, the executive engages in any Forfeiture Activity (as defined in the agreement), then the SAR will immediately terminate and all unexercised rights to receive shares of the Company’s common stock (whether exercisable or not) will be immediately forfeited. In addition, if the executive engages in any Forfeiture Activity within one year after exercising all or part of a SAR, then (1) all shares of common stock received by the executive as a result of all exercises of the SAR made within such 12-month period, plus any period subsequent to the date of such Forfeiture Activity and prior to the Company’s delivery of a demand notice to the executive (collectively, the “Forfeiture Period”) and (2) all consideration received by the executive pursuant to the transfer of any such shares made by the executive during the Forfeiture Period, must be delivered or paid to the Company within 30 days of a written demand by the Company.

Performance Shares

The Company awarded to the following executive officers (i) the number of shares of common stock of the Company equal to the below number of performance shares at target (the “Issued Shares”) and (ii) the right to receive an amount of additional shares of common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”).

Name	Effective Date of Award	Measuring Period - Fiscal Years	Number of Shares Subject to Award
			Threshold	Target	Maximum
Russell Huffer	4/13/2005	2005-08	21,277	42,553	85,106
Michael B. Clauer	4/13/2005	2005-08	9,537	19,074	38,148
William F. Marchido	4/13/2005	2005-08	7,577	15,154	30,308
Patricia A. Beithon	4/13/2005	2005-08	6,678	13,356	26,712
James S. Porter	4/13/2005	2005-08	3,913	7,826	15,652
Gary R. Johnson	4/13/2005	2005-08	2,230	4,459	8,918

Such Performance Share awards were made pursuant to the 2002 Stock Plan. The form of Performance Share Agreement used in connection with performance share awards under the 2002 Stock Plan, including the awards to the executives listed above, is attached hereto as Exhibit 10.3 and is incorporated herein by reference (the “Form of Performance Share Agreement”).

The Issued Shares are subject to forfeiture and certain other restrictions set forth in the Form of Performance Share Agreement during the period commencing on February 27, 2005 and ending on March 1, 2008 (the “Performance Period”). The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued for each executive is dependant upon the Company’s Average Return on Invested Capital, Cumulative Earnings Per Share, and Market Share Growth at the end of the Performance Period in comparison to certain preset targets. The threshold, target and maximum amounts of Performance Shares that may be earned by the executives are set forth in the above table. Upon vesting, the restrictions on the Issued Shares lapse and the shares become transferable and non-forfeitable. All Issued Shares not deemed to have been earned and vested at the end of the Performance Period will be forfeited and transferred back to the Company. In the event the executive’s employment is terminated during the Performance Period, the Performance Shares shall be immediately and irrevocably forfeited, unless the executive’s termination is by reason of:

•	involuntary termination without Cause (as defined in the agreement),

•	Early Retirement or Retirement (as defined in the agreement),

•	Disability (as defined in the agreement), or

•	death.

In the event the executive’s employment is terminated prior to the end of the Performance Period by reason of involuntary termination without Cause, the executive shall be entitled to retain, and receive, if applicable, a pro-rata portion (based on the amount of time elapsed between the beginning of the Performance Period and the date of termination) of the Performance Shares after the end of the Performance Period to the extent that the threshold, target or maximum performance level of the Performance Goals is achieved. In the event the executive’s employment is terminated prior to the end of the Performance Period by reason of Early Retirement, Retirement, Disability or death, the executive or the executive’s estate, as applicable, shall be entitled to retain, and receive, if applicable, the Performance Shares after the end of the Performance Period to the extent that the threshold, target or maximum performance level of the Performance Goals is achieved. In the event of a Change in Control (as defined in the agreement) prior to the end of the Performance Period, the executive shall be entitled to retain a pro-rata portion of the Issued Shares based on the amount of time elapsed between the beginning of the Performance Period and the date of the Change in Control.

The descriptions in this Current Report on Form 8-K of the Bonus Award Agreement, Form of Stock Appreciation Rights Agreement and Form of Performance Share Agreement are qualified in their entirety by reference to the attached forms of such agreements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed with this Form 8-K:

10.1	Bonus Award Agreement between the Company and Russell Huffer dated as of April 13, 2005.

10.2	Form of Stock Appreciation Rights Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

10.3	Form of Performance Share Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ William F. Marchido
William F. Marchido Chief Financial Officer

Date: April 19, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Bonus Award Agreement between the Company and Russell Huffer dated as of April 13, 2005.

10.2	Form of Stock Appreciation Rights Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

10.3	Form of Performance Share Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.